[Letterhead of The Norinchukin Bank]


                             Acceptance Of Extension



                                                         April 14, 2000



To:      The Talbots, Inc.

         Re: Revolving Credit Agreement dated as of January 25, 1994; First Amendment, dated as of November 21, 1995; Second Amendment, dated as of April 18, 1996; Third Amendment, dated as of April 17, 1998; and Fourth Amendment Agreement, dated as of April 16, 1999, between The Talbots, Inc. as borrower, and The Norichukin Bank (the "Agreement")
                  --------------------------------------------------------------

Dear Sirs:

Pursuant to Section 14 (j)(ii) of the Agreement, we hereby irrevocably accept your one year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period would expire on April 17, 2002.

Very truly yours,

The Norinchukin Bank,
New York Branch


     YOSHIRO NIIRO
By:________________________
     Yoshiro Niiro
     General Manager